Exhibit 99.1

Information Relating to Part II.

Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the May 9, 2016 offer and sale of ordinary shares of Trinseo S.A., registered pursuant to the Registration Statement on Form S-3 (No. 333-210226)  filed on March 15, 2016, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated.

Printing and engraving expenses	75,000

Legal fees and expenses	150,000

Accounting fees and expenses	100,000

Transfer Agent and Registrar fees	10,000

Miscellaneous	15,000

Total	$350,000